UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)        August 20, 2012

BLUE WATER VENTURES INTERNATIONAL, INC.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	333-120967 (Commission File Number)	20-1204606 (I.R.S. Employer Identification No.)
1765 Country Walk Drive, Fleming Island, FL (Address of principal executive offices)		32003 (Zip Code)

Registrant’s telephone number, including area code  904-215-7601

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Blue Water Ventures International, Inc.	Page 2

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01
Other Events

This Form 8-K is being filed to report that the Company will file its quarterly report on Form 10-Q for the quarter ended June 30, 2012 late. The Form 10-Q will be filed within ten (10) days of the date of this Form 8-K.  On August 13, 2012, the Company filed Form 12b-25 Notification of Late Filing advising that the Form 10-Q would not be filed on August 14, 2012, the due date.

The Company has been working with great diligence to complete the filing but due to the recent asset purchase of Blue Water Ventures of Key West, Inc. and the asset sale of its Chinese business, there has been a delay in the exchange of certain information required to complete the Form 10-Q.

The Company expects to have all the information within the next few days and will file the quarterly report as soon as humanly possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Water Ventures International, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

BLUE WATER VENTURES INTERNATIONAL, INC.

Dated: August 20, 2012	By /s/ W. Keith Webb
W. Keith Webb, President and Chief Executive Officer